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Exhibit 23.2  Consent of Independent Accountants


                      CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors
Commercial Net Lease Realty, Inc.:

        We consent to the incorporation by reference in this registration statement on Form S-3 of Commercial Net Lease Realty, Inc. filed with the Securities and Exchange Commission on November 28, 2001 (No. 333-53976) of our reports dated January 12, 2001, except as to Note 19 to the consolidated financial statements, which is as of January 16, 2001, relating to the consolidated balance sheets of Commercial Net Lease Realty, Inc. and subsidiaries as of December 31, 2000 and 1999, and the related consolidated statements of earnings, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2000, and the related financial statement schedules, which reports appear in the December 31, 2000 annual report on Form 10-K of Commercial Net Lease Realty, Inc.


                                                   /s/ KPMG LLP


Orlando, Florida
November 28, 2001